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Analyst contact:
Dennis E. McDaniel
Vice President of Strategic Planning and Investor Relations
513-603-2197
dennis.mcdaniel@ocas.com

Media contact:
Cindy L. Denney
Assistant Vice President, Corporate Communications
513-603-2074 (ofc.), 513-703-7372 (cell)
cindy.denney@ocas.com


For release on June 24, 2004


		OHIO CASUALTY CORPORATION ANNOUNCES
			SENIOR NOTES OFFERING


FAIRFIELD, Ohio, June 24, 2004   -- Ohio Casualty Corporation (NASDAQ: OCAS)
announced today that it has priced a $200 million offering of its 7.3% senior notes due 2014. It is anticipated that the transaction will close on June 29, 2004. Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch & Co. are acting as book runners for the offering. Co-managers on the transaction are also Banc of America Securities, LLC, ING Financial Markets LLC, and McDonald Investments Inc.

The net proceeds from the offering will be approximately $197.4 million. The Company intends to use the net proceeds of the offering principally to repay a portion of the $201,250,000 aggregate principal amount of the Company's 5.00% Convertible Notes due March 19, 2022, which the Company has the option to redeem after March 23, 2005, in whole or in part. In addition, the Company may use a portion of the net proceeds to repurchase shares in an amount up to the equivalent number of shares to be issued if holders of Convertible Notes elect to convert in accordance with their terms. Until the funds are needed for such purposes, the Company intends to invest the net proceeds in taxable fixed income securities. The securities are being offered as part of a shelf registration statement which was declared effective by the Securities and Exchange Commission on May 16, 2003.

Copies of the prospectus relating to the offering can be obtained from Citigroup Global Markets Inc., 388 Greenwich St., New York, NY 10013; Goldman, Sachs & Co., 85


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Broad St., New York, NY 10004; or Merrill Lynch & Co., 4 World
Financial Center, North Tower, New York, NY 10080.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

Corporate Profile

Ohio Casualty Corporation is the holding company of The Ohio Casualty Insurance Company, which is one of six property-casualty subsidiary companies that make up Ohio Casualty Group. The Ohio Casualty Insurance Company was founded in 1919 and is licensed in 49 states. Ohio Casualty Group is ranked 45th among U.S. property/casualty insurance groups based on net premiums written (Best's Review, July 2003). The Group's member companies write auto, home and business insurance. Ohio Casualty Corporation trades on the NASDAQ Stock Market under the symbol OCAS and had assets of approximately $5.3 billion as of March 31, 2004.

Safe Harbor Statement

Ohio Casualty Corporation publishes forward looking statements relating to such matters as anticipated financial performance, business prospects and plans, regulatory developments and similar matters. The statements contained in this news release that are not historical information, are forward looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The operations, performance and development of the Corporation's business are subject to risks and uncertainties, which may cause actual results to differ materially from those contained in or supported by the forward looking statements in this release. The risks and uncertainties that may affect the operations, performance, development and results of the Corporation's business include the following: changes in property and casualty reserves; catastrophe losses; premium and investment growth; product pricing environment; availability of credit; changes in government regulation; performance of financial markets; fluctuations in interest rates; availability and pricing of reinsurance; litigation and administrative proceedings; rating agency actions; acts of war and terrorist activities; ability to appoint and/or retain agents; ability to achieve targeted expense savings; ability to achieve premium targets and profitability goals; and general economic and market conditions.

Ohio Casualty Corporation undertakes no obligation to publicly release any revisions to the forward looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Investors are also advised to consult any further disclosures made on related subjects in the Company's reports filed with the Securities and Exchange Commission or in subsequent press releases.



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